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                                                                    EXHIBIT (14)

                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-14 of our report dated January 30, 2001, relating to the financial statements and financial highlights which appears in the December 31, 2000 Annual Report to Shareholders of Strong Discovery Fund, Inc. and Strong Enterprise Fund (one of the portfolios constituting Strong Equity Funds, Inc.), which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading and "Financial Statements" and "Financial Highlights" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 11, 2001